Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-151666) Registration of our report dated February 24, 2006 relating to the financial statements and financial statement schedule, which appears in Trico Marine Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New Orleans, Louisiana
July 2, 2008